Exhibit 10

FIRST AMENDMENT TO

REAL ESTATE PURCHASE AND SALE AGREEMENT

THIS FIRST AMENDMENT TO REAL ESTATE PURCHASE AND SALE AGREEMENT (this “Amendment”), is made and entered into on and as of this 17th day of January, 2011, by and between SG/SPV PROPERTY I, LLC, a Delaware limited liability company (“Seller”), and INFINITY INSURANCE COMPANY, an Indiana corporation (“Purchaser”).

W I T N E S S E T H:

WHEREAS, Purchaser and Seller are parties to that certain Real Estate Purchase and Sale Agreement, dated as of May 10, 2010, as heretofore modified by the letter agreement of the same date regarding certain repair work to be completed prior to the closing of the transactions contemplated therein (as so modified, the “Purchase Agreement”); and

WHEREAS, Purchaser and Seller desire to amend the Purchase Agreement to, among other things, address certain contingencies regarding the date scheduled therein for the closing of the purchase and sale contemplated thereby;

NOW THEREFORE, in consideration of the mutual covenants contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Seller and Purchaser, intending to be legally bound, agree that the Purchase Agreement shall be amended as follows:

1. Definitions. Except as otherwise defined herein, capitalized terms used herein have the meanings ascribed to such terms in the Purchase Agreement.

2. Amendments to Section 4 of the Purchase Agreement. Section 4 of the Purchase Agreement is hereby amended and restated to read in its entirety as follows:

“4.	Closing.

(a) The closing of the purchase and sale of the Property (the “Closing”) shall take place on the date which is mutually agreed by Seller and Purchaser in accordance with this Section 4, or as otherwise provided in Section 12(d)(i), (ii) or (iii); provided, that, if the date otherwise selected as the Closing Date is not a Business Day (as hereinafter defined), then the Closing shall take place on the next succeeding day which is a Business Day. For purposes of this Agreement, “Business Day” means a day which is not a Saturday or a Sunday, or another day on which national banks located in Birmingham, Alabama are required or permitted to be closed to business. The date on which the Closing occurs is sometimes referred to herein as the “Closing Date.” The Closing shall be held at the office of Seller’s attorney or at such other place as is mutually agreeable to the parties.

(b) Notwithstanding any provision contained herein or in the Lease (as hereinafter defined) to the contrary, the Closing of the sale contemplated in this Agreement shall not occur unless and until either (i) Seller has obtained the Lender’s Consent (as defined in Section 12 hereof); or (ii) all of the Debt (as defined in the Mortgage described below) has been fully and finally repaid in accordance with Article XII and Section 16.2 of the Mortgage and Security Agreement, dated as of June 21, 2004, between Seller and Deutsche Banc Mortgage Capital L.L.C. (as heretofore assigned, directly or indirectly, to Wells Fargo Bank, N.A., as trustee, the “Mortgage”).”

3. Amendments to Section 12 of the Purchase Agreement. Section 12 of the Purchase Agreement is hereby amended and restated to read in its entirety as follows:

“12.	Lender’s Consent; Mortgage Prepayment; Schedule for Closing.

(a) Lender’s Consent.

(i) The parties acknowledge that the Property is currently subject to the Mortgage in favor of Wells Fargo Bank, N.A., as trustee (the “Trustee”), in connection with a first mortgage loan that is serviced by GEMSA Loan Services, L.P., as Master Servicer (the “Master Servicer”), and by CW Capital, as Special Servicer (the “Special Servicer”), and that the Master Servicer has identified Cadim Tach, Inc. (the “Directing Certificateholder”) to Seller as the “directing certificateholder” under the pooling and servicing agreement governing the subject mortgage loan.

(ii) The parties acknowledge further that Seller has been notified by the Master Servicer that the consent of each of the Trustee, the Master Servicer, the Special Servicer and the Directing Certificateholder (collectively, the “Lender”) is required in order to permit the Seller to consummate the sale of the Property to the Purchaser prior to the payment in full of all Debt (as defined in the Mortgage), and that the Master Servicer has delivered a list of steps that must be taken to obtain such consent, which steps include the payment of certain fees and expenses of the Lender in connection with the consent process. Seller has commenced the process that is required to obtain the consent of the Lender to these transactions and to obtain the Lender’s release of the Property from the Mortgage (sometimes referred to herein as the “Lender’s Consent”).

(iii) Seller’s obligations to consummate the transactions contemplated in this Agreement are subject to the condition precedent that either (A) Lender’s Consent is obtained on terms and conditions that are acceptable in all respects to Seller (except as otherwise expressly provided in Section 12(d)(ii)

or 12(d)(iii) hereof), or (B) Seller has repaid or prepaid the Debt in accordance with applicable provisions of the Mortgage.

(b) Consent Fee Requirement. The Master Servicer has informed Seller that one of the conditions that will be required to obtain Lender’s Consent is the payment of a “consent fee” in the approximate amount of $320,000 (comprising 1% of the outstanding balance of the loan secured by the Mortgage)(the “Consent Fee Requirement”), and Seller has informed Purchaser that this Consent Fee Requirement is not acceptable to Seller. Nevertheless, in order to continue to pursue the purchase and sale of the Property as contemplated by this Agreement and in reliance on the Purchaser’s commitment to purchase the Property on the terms and conditions set forth in this Agreement, Seller hereby agrees to continue using all commercially reasonable efforts to obtain Lender’s Consent, while also pursuing its rights to prepay the Debt in its entirety, in accordance with Section 12.4(a) of the Mortgage. Purchaser hereby agrees to cooperate with Seller in connection with such efforts.

(c) Purchaser’s Right to Terminate. If Seller has not provided a Prepayment Closing Notice (as defined in Section 12(d)(i) hereof) on or prior to April 1, 2011, and Lender’s Consent has not been obtained on or prior to April 1, 2011, then Purchaser may terminate this Agreement, by written notice to Seller of such termination, in which case, Purchaser shall be entitled to receive the return of the Earnest Money, less an amount equal to the aggregate of (i) Seller’s out of pocket expenses (including, without limitation reasonable legal fees) incurred in connection with its efforts to obtain Lender’s Consent and (ii) all amounts which have been paid by Seller to the Trustee, the Master Servicer or the Special Servicer in payment of any and all fees, expense reimbursements or similar charges in connection with the process of seeking Lender’s Consent (the costs described in clauses (i) and (ii) hereof are sometimes referred to herein as the “Lender’s Consent Costs”).

(d) Prepayment of the Debt. The Debt secured by the Mortgage matures on July 1, 2011. Section 12.4(a) of the Mortgage recites that Seller has the right to prepay in full all of the Debt secured by the Mortgage, without premium or penalty, on and as of any of the following dates: April 1, 2011, May 1, 2011 or June 1, 2011 (each, a “Prepayment Date” and collectively, the “Prepayment Dates”). The parties hereby acknowledge and agree further that:

(i) If, on or prior to April 1, 2011, Seller gives written notice to Purchaser that it has arranged to prepay the Debt on one of the Prepayment Dates (a “Prepayment Closing Notice”), Purchaser agrees to consummate the transactions contemplated by this Agreement on the Prepayment Date set forth in such Prepayment Closing Notice (and such Prepayment Date shall be the Closing Date, as contemplated in Section 4 of this Agreement), on the terms and subject to the conditions set forth in this Agreement.

(ii) If (A) Purchaser has not received a Prepayment Closing Notice and (B) Lender’s Consent has been obtained, as contemplated in Sections 12(a) and (b) above, on terms and conditions that are acceptable to Seller in all material respects (except for the Consent Fee Requirement), then Purchaser may elect to require Seller to close the transactions contemplated herein prior to the repayment of the Debt, by giving Seller at least 30 days’ advance written notice of such election (the “Election Notice”); provided, that by making this election, Purchaser shall be responsible for the payment of the Consent Fee described in Section 12(b) hereof and shall reimburse Seller for up to $15,000 of the costs of obtaining the updated appraisal of the property that is subject to the Mortgage, and the Election Notice shall constitute Purchaser’s agreement to pay such amounts at the Closing. If this election is made, the Closing Date will be scheduled in accordance with Section 4 hereof and as may be required by the terms of Lender’s Consent.

(iii) Notwithstanding the foregoing, if the Closing has not occurred on or prior to June 1, 2011, then Purchaser may notify Seller of its desire to consummate the transactions contemplated herein as soon as practicable thereafter and, provided that Lender’s Consent has been obtained on terms and conditions that are acceptable to Seller in all material respects (except for the Consent Fee Requirement), Seller shall be obligated to close the transactions on a date chosen by Purchaser (to the extent consistent with the terms of Lender’s Consent), and Seller shall be solely responsible for the payment of the Consent Fee and its costs of obtaining the updated appraisal required by the Master Servicer.

4. Amendment to Section 13 of the Purchase Agreement. (a) Section 13(d) of the Purchase Agreement is hereby amended and restated to read in its entirety as follows:

“(d) Lender’s Consent shall have been obtained on or prior to April 1, 2011, or Seller shall have provided a Prepayment Closing Notice on or prior to April 1, 2011.”

(b) In addition to the foregoing, the last sentence of Section 13 is hereby amended and restated to read in its entirety as follows:

“Notwithstanding the foregoing, (i) Purchaser shall extend the time for performance and satisfaction of any unsatisfied or unperformed condition set forth in this Section 13 (and, if necessary, the Closing Date will be extended accordingly) if Seller shall cure such failure within ten (10) days after Purchaser’s written notice of such failure, and (ii) if such failure cannot be cured within such time, Purchaser shall waive the satisfaction or performance of any such condition if Seller shall indemnify Purchaser against any and all loss, damage or expense resulting therefrom, on terms and conditions that are satisfactory to Purchaser in its reasonable discretion; provided, that the parties acknowledge that the failure of the condition specified in clause (d) above cannot be remedied by Seller’s indemnification.”

5. Captions. The captions and headings used in this Amendment are for convenience only and do not in any way restrict, modify or amplify the terms of this Amendment, or the Purchase Agreement, as amended hereby.

6. Binding Effect. Except as specifically amended by this Amendment, the Purchase Agreement remains in full force and effect in accordance with its terms. Each of the parties hereby ratify and confirms the Purchase Agreement, as amended hereby, and agrees that the Purchase Agreement, as amended hereby, shall be binding upon and shall inure to the benefit of the parties hereto and their respective permitted successors and assigns.

7. Counterparts. This Amendment may be executed in several counterparts, each of which shall be deemed an original, and all of such counterparts together shall constitute one and the same instrument.

[Signatures on following page.]

IN WITNESS WHEREOF the parties hereto have executed this Amendment as of the date first set forth above.

PURCHASER:

INFINITY INSURANCE COMPANY

By:	/s/ Samuel J. Simon

Print Name:	Samuel J. Simon

Its:	Senior Vice President & Secretary

Initial Address for Notices:

3700 Colonnade Parkway
Birmingham, AL 35243
ATTN: Samuel J. Simon

SELLER:

SG/SPV PROPERTY I, LLC

By:	/s/ Mark D. Elgin

Print Name:	Mark D. Elgin

Its:	President

1000 Urban Center Drive
Suite 650
Vestavia Hills, Alabama 35242
Attention: Mark D. Elgin